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                                                                    EXHIBIT 24.5


                               CONSENT OF COUNSEL


         King, LeBlanc & Bland, L.L.P., hereby consents to the use of its name under the heading "Legal Matters" in the Prospectus constituting a part of the Form SB-2 Registration Statement filed by Transition Auto Finance III, Inc. ("TAF-III") for the registration of $20,000,000 in aggregate principal amount of 11% Secured Promissory Notes to be issued by TAF-III.



                                             King, LeBlanc & Bland, L.L.P.



                                             /s/ Henry A. King
                                             -----------------------------------
                                             By: Henry A. King


December 7, 1999